UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2007

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive, Suite 6500, Midland, Texas		79705-5510
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, Clayton Williams Energy, Inc. (the “Company”) and Lariat Services, Inc. (“Lariat”) are parties to (i) a Limited Liability Company Agreement by and among the Company and Lariat with respect to the formation of Larclay GP, LLC, a Texas limited liability company (“Larclay GP”) which is owned equally by the Company and Lariat and (ii) an Agreement of Limited Partnership by and among Larclay GP, the Company and Lariat with respect to the formation of Larclay, L.P., a Texas limited partnership (the “Partnership”), the general partner of which is Larclay GP and the limited partners of which are the Company and Lariat, who each own equal limited partnership interests in the Partnership. The Company and Lariat entered into the LLC Agreement and the Partnership Agreement in furtherance of the previously reported formation of a joint venture to acquire twelve drilling rigs.

Additionally, as previously reported, the Partnership is a party to a Term Loan and Security Agreement (the “Loan Facility”) with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., as agent (the “Agent”) for the Lenders (as defined in the Loan Facility). Pursuant to an Unconditional Limited Guaranty in favor of the Agent (the “Guaranty”), the Company has agreed to guarantee the obligations of the Partnership pursuant to the Loan Facility in an amount not to exceed $19.5 million.

On March 21, 2007, the Company issued an Irrevocable Standby Letter of Credit in an amount of $5 million (the “Letter of Credit”) in favor of the Agent and against which the Agent may make claims if the Partnership fails to pay amounts due pursuant to the Loan Facility. The Letter of Credit expires on June 19, 2007. The Company issued the Letter of Credit as additional collateral under the Loan Facility in order to cover a temporary shortfall in collateral value caused by delays in completing construction of the final three drilling rigs being financed by the Lenders. The foregoing description is only a summary of, and is qualified in its entirety by reference to, the Letter of Credit, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with and as a result of the issuance by the Company of the Letter of Credit, the Guaranty was amended to provide that, with certain exceptions, (i) so long as the Letter of Credit is outstanding, the maximum guaranteed amount under the Guaranty is reduced by the undrawn face amount of the Letter of Credit and (ii) to the extent the Letter of Credit is drawn as contemplated by the Loan Agreement, the maximum guaranteed amount in effect at any time is reduced by the amount drawn on the Letter of Credit. The foregoing description is only a summary of, and is qualified in its entirety by reference to, the Amendment to Limited Guaranty, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The form of Guaranty was filed as Exhibit 10.7 to our Current Report on Form 8-K dated April 21, 2006, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Letter of Credit and the amendment to the Guaranty set forth in Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

As previously reported, in order to finance the acquisition of the Drilling Rigs, the Partnership entered into the Loan Facility. Pursuant to the Loan Facility, the Lenders have agreed to make loans to the Partnership up to an aggregate amount of $75 million (the “Loans”). Effective as of March 15, 2007, the Loan Facility was amended to provide, among other things, that the Loans are to be repaid by the Partnership on a monthly basis between June 1, 2007 and June 1, 2011. The Loan Facility was further amended to grant rights to the Agent to draw on the Letter of Credit if the Partnership fails to pay amounts due under the Loan Facility and upon certain events of default and bankruptcy events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1	Letter of Credit, dated March 21, 2007, issued in favor of Merrill Lynch Capital, as agent

10.2
Second Amendment to Term Loan and Security Agreement and Amendment to Limited Guaranty dated effective as of March 15, 2007 among Larclay, L.P., Clayton Williams Energy, Inc., Merrill Lynch Capital, as agent and the other signatories thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                CLAYTON WILLIAMS ENERGY, INC.

Date: March 27, 2007	By:	/s/ L. Paul Latham
	Name:	L. Paul Latham
	Title:	Executive Vice President and
Chief Operating Officer

Date: March 27, 2007	By:	/s/ Mel G. Riggs
	Name:	Mel G. Riggs
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

10.1	Letter of Credit, dated March 21, 2007, issued in favor of Merrill Lynch Capital, as agent

10.2
Second Amendment to Term Loan and Security Agreement and Amendment to Limited Guaranty dated effective as of March 15, 2007 among Larclay, L.P., Clayton Williams Energy, Inc., Merrill Lynch Capital, as agent and the other signatories thereto